Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 of Pacific DataVision, Inc. of our report dated June 10, 2015, relating to our audits of the financial statements of Pacific DataVision, Inc. as of March 31, 2015 and 2014 and for each of the three years ended March 31, 2015. We also consent to the reference to our firm under the heading “Experts” in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1.

/s/ PKF O’Connor Davies

a division of O’Connor Davies, LLP

New York, NY

June 10, 2015